Exhibit 99.1

SearchHelp, Inc. announces the appointment of a new director

BETHPAGE, N.Y. April 15, 2005, SearchHelp, Inc (OTC: SHLP, SHLPW, SHLPZ) today announced the appointment of Mr. David Barnes as director. Mr. Barnes has over 40 years of finance and public management and accounting experience. In addition, Mr. Barnes will also serve as the financial expert and chairman of the audit committee as well as the chairman of the compensation committee. Mr. Barnes is a Certified Public Accountant and is currently the Chief Financial Officer and a director of American United Global, Inc. (OTC: AUGB).

"SearchHelp is very fortunate to have such a resourceful and professional individual as Mr. Barnes involved with our company," said Bill Bozsnyak and Debbie Seaman, CEO and President, respectively, of SearchHelp.

About SearchHelp

SearchHelp Inc. is an organization focused on utilizing new and emerging technology to develop products and services oriented toward improving family safety and well-being.

For More Information, Contact SearchHelp, Inc.
Debbie Seaman, President, 516 922 4765

Statements in this press release or in other SearchHelp communications may relate to future events or SearchHelp's future performance. Such statements are forward-looking statements and are based on present information SearchHelp has related to its existing business circumstances. Investors are cautioned that such forward-looking statements are subject to inherent risks and that actual results may differ materially from such forward-looking statements. Further, investors are cautioned that SearchHelp does not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations. SearchHelp makes such forward-looking statements under the provisions of the "safe harbor" section of the Private Securities Litigation Reform Act of 1995.